As filed with the Securities and Exchange Commission on August , 1994 -- Registration Statement No. 33-



          SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                           ____________________

                                 FORM S-8

                   REGISTRATION STATEMENT
                                    Under
                  THE SECURITIES ACT OF 1933
                          ____________________

             CHEMICAL BANKING CORPORATION
        (Exact name of issuer as specified in its charter)
                           ____________________

                                 Delaware
    (State or other jurisdiction of incorporation or organization)

                                13-2624428
                   (I.R.S. Employer Identification No.)

           270 Park Avenue, New York, New York 10017
      (Address of Principal Executive Offices) (Zip Code)

                CHEMICAL BANKING CORPORATION --
          MARGARETTEN FINANCIAL CORPORATION
                               SAVINGS PLAN

                         John B. Wynne, Secretary
                       Chemical Banking Corporation
                 270 Park Avenue, New York, New York 10017
                  (Name and address of agent for service)

                  Telephone number, including area code,
                   of agent for service:  (212) 270-2000

                                 Copy to:
                       William H. McDavid, Esq.
                              General Counsel
                   Chemical Banking Corporation
      270 Park Avenue New York, New York 10017


                                     CALCULATION OF REGISTRATION FEE


                                  Proposed          Proposed
                                  Maximum           Maximum       Amount of
Title of Securities Amount to be  Offering Price    Aggregate     Registration
to be Registered    Registered    per Share (1)     Offering      Fee
                                                    Price (1)

Common Stock,       100,000       $38.25           $3,825,000      $1,318.97
$1 par value per    shares
share (including
purchase rights for
units of Junior
Participating
Preferred Stock (2))


(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Prior to the occurrence of certain events, the purchase rights for units of Junior Participating Preferred Stock will not be evidenced separately from the Common Stock.



In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.


                      CHEMICAL BANKING CORPORATION --
                     MARGARETTEN FINANCIAL CORPORATION
                               SAVINGS PLAN


                      PART II:  INFORMATION
                               REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference


    There are incorporated herein by reference the following documents of Chemical Banking Corporation, a Delaware corporation (the "Corporation" or "Registrant"), heretofore filed by it with The Securities and Exchange Commission (the "Commission"):

      (a) Annual Report on Form 10-K for the year ended December 31, 1993.

      (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

      (c) Current Reports on Form 8-K dated January 21, 1994, April 20, 1994, June 1, 1994, June 20, 1994, July 7, 1994 and July 21, 1994.

      (d) Definitive Proxy Statement for the Annual Meeting of Stockholders of the Corporation held on May 17, 1994.

      (e) The description of the Corporation's Common Stock and purchase rights for units of Junior Participating Preferred Stock set forth in the Corporation's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating these descriptions.


      All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration
Statement on Form S-8 and prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.



Item 5.  Interests of Named Experts and Counsel

      The validity of the Common Stock, $1 par value, of the Corporation (the "Common Stock") offered pursuant to this Registration Statement on Form S-8 will be passed upon by the Corporation by Neila B. Radin, Esq., Assistant General Counsel of Chemical Bank. Ms. Radin owns or has the right to acquire shares of Common Stock of the Corporation in an amount that does not exceed .005% of the outstanding Common Stock of the Corporation.

      The financial statements of the Corporation incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of such firm as experts in accounting and auditing.


Item 6.  Indemnification of Officers and Directors

      The Registrant's Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the Delaware General Corporation Law
(the "DGCL") as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

      The Registrant's Certificate of Incorporation also empowers the Registrant by action of its Board of Directors to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or By-Law or the DGCL.

      In addition, the Registrant's By-Laws require indemnification to the fullest extent permitted under the DGCL, as from time to time in effect. The By-Laws provide a clear and unconditional right to indemnification for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any director or officer of the Registrant in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan).
The By-Laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-Laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-Laws.

 Item 8.  List of Exhibits


   3.1 Restated Certificate of Incorporation of Chemical Banking Corporation (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K for the year ended December 31, 1993 of Chemical Banking Corporation).

   3.2 By-laws of Chemical Banking Corporation (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K for the year ended December 31, 1993 of Chemical Banking Corporation).

   4.1    Margaretten Financial Corporation Savings Plan, as amended.*

     5    Opinion of Neila B. Radin, Esq., Assistant General Counsel of
Chemical Bank, with respect to the securities being registered.

  24.1     Consent of Neila B. Radin, Esq. (included in Exhibit 5).

  24.2     Consent of Price Waterhouse.

    25     Powers of Attorney.

* To be filed by amendement.


Exhibit 9.  Undertakings

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the day of August 5, 1994.

                           CHEMICAL BANKING CORPORATION
                           (Registrant)


                           By        /s/John B. Wynne
                                       John B. Wynne
                                       Secretary



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signatures                    Capacity                      Date



        *             Chairman andChief Executive      August 5, 1994
Walter V. Shipley     Officer and Director



        *             President and Director           August 5, 1994
Edward D. Miller



        *                Vice Chairman and             August 5, 1994
William B. Harrison, Jr.    Director



       *                Director                       August  5, 1994
Frank A. Bennack, Jr.



      *                 Director                       August 5, 1994
Michel C. Bergerac



      *                 Director                       August 5, 1994
Randolph W. Bromery



      *                 Director                       August 5, 1994
Charles W. Duncan, Jr.



     *                  Director                      August 5, 1994
Melvin R. Goodes



     *                  Director                      August 5, 1994
George V. Grune



     *                 Director                       August 5, 1994
Harold S. Hook



    *                 Director                        August 5, 1994
Helene L. Kaplan



     *                Director                        August 5, 1994
J. Bruce Llewellyn



    *                 Director                        August 5, 1994
John P. Mascotte



     *                Director                        August 5, 1994
John F. McGillicuddy



     *                Director                        August 5, 1994
Andrew C. Sigler



     *                Director                         August 5, 1994
Michael I. Sovern



     *                Director                         August 5, 1994
John R. Stafford



     *                Director                          August 5, 1994
W. Bruce Thomas



    *                 Director                          August 5, 1994
Marina v.N. Whitman



    *                 Director                          August 5, 1994
Richard D. Wood

                      Chief Financial Officer
                      and Executive Vice President
                      (Principal Financial
    *                 Officer)                          August 5, 1994
Peter J. Tobin


                     Controller and
                     Senior Vice President
                     (Principal Accounting
    *                Officer)                            August 5, 1994
Joseph L. Sclafani


________________________
* John B. Wynne hereby signs this Registration Statement on Form S-8 on August 5, 1994 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.


                                    By     /s/John B. Wynne
                                           John B. Wynne
                                           Secretary



                               EXHIBIT INDEX

                                                                         Page
Exhibit 3.1              Restated Certificate of Incorporation
                         of Chemical Banking Corporation
                         (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K for the year ended December 31, 1993 of Chemical Banking Corporation).

Exhibit 3.2 By-laws of Chemical Banking Corporation (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K for the year ended December 31, 1993 of Chemical Banking Corporation).

Exhibit 5                Opinion of Neila B. Radin, Esq.
                         with respect to the Securities
                         being registered

Exhibit 4.1              Margaretten Financial Corporation
                         Savings Plan, as amended
                         (to be filed by amendment)

Exhibit 24.1             Consent of Neila B. Radin, Esq.
                         (included in Exhibit 5)

Exhibit 24.2             Consent of Price Waterhouse.

Exhibit 25               Powers of Attorney.